As filed with the Securities and Exchange Commission on January 20, 1998
                                                      Registration No. 333-42441


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                              AMDENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------


                       MID-AMERICA CAPITAL PARTNERS, L.P.
                                       AND
                            MID-AMERICA FINANCE, INC.
           (Exact name of registrants as specified in their charters)

                                                       62-1717980
          DELAWARE                                    applied for
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification Nos.)

                        C/O CT CORPORATION TRUST COMPANY
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 777-0205
               (Address, including zip code, and telephone number,
               including area code of principal executive office)

                        C/O CT CORPORATION TRUST COMPANY
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 777-0205
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                                     A. CURTIS GREER II, ESQ.
             JOHN A. GOOD, ESQ.                      MALCOLM P. WATTMAN, ESQ.
     BAKER, DONELSON, BEARMAN & CALDWELL           CADWALADER, WICKERSHAM & TAFT
       165 MADISON AVENUE, SUITE 2000                     100 MAIDEN LANE
          MEMPHIS, TENNESSEE 38103                   NEW YORK, NEW YORK 10038
          (901) 577-2148 TELEPHONE                   (212) 504-6000 TELEPHONE
          (901) 577-2303 FACSIMILE                   (212) 504-6666 FACSIMILE

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                         Amount      Proposed Maximum   Proposed Maximum        Amount of
                       Title of Securities                Being       Offering Price       Aggregate           Registration
                         Being Registered              Registered        Per Unit        Offering Price            Fee
Commercial Mortgage Pass Through Certificates(1).     $150,000,000       100%(2)          $150,000,000           $44,250
% Bonds, Due 2003 ...............................          (1)              (2)                (1)                  (1)
=================================================  ===============   ================= =================== ====================

(1) The Commercial Mortgage Pass Through Certificates will evidence, in the aggregate, all of the beneficial ownership interests in Mid-America Mortgage Trust, 1998-1, the only assets of which are the $ aggregate principal amount of % Bonds, Due 2003 of Mid-America Capital Partners, L.P.

(2) In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed $150,000,000.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                      Explanatory Note: The purpose of this
              amendment is to file Exhibits 4.1, 4.2, 5.1 and 10.3
                         to the Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

EXHIBITS
NUMBER       DESCRIPTION
------       -----------
 1.1*       Underwriting Agreement

 3.1**      Certificate of Limited Partnership of Mid-America Capital Partners,
            L.P.

 3.2** Limited Partnership Agreement between MAAC, Inc., as General Partner and Mid-America Apartments, L.P., a limited partner relating to the formation of Mid-America Capital Partners, L.P., a Delaware limited partnership

 3.3**      Certificate of Incorporation of MAACP, Inc.

 3.4**      Bylaws of MAACP, Inc.

 3.5**      Certificate of Incorporation of Mid-America Finance, Inc.

 3.6**      Bylaws of Mid-America Finance, Inc.

 4.1 Form of Restated Supplemental Indenture among Mid-America Capital Partners, L.P. and Mid-America Apartments, as issuer and La Salle National Bank, as Trustee

 4.2 Form of Trust Agreement between Mid-America Finance, Inc. as depositor and La Salle National Bank, as Trustee

 4.3*       Form of Certificate

 4.4        Form of Bond (included in Exhibit 4.1)

 5.1 Opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation

10.1** Cash Collateral Account Security, Pledge and Assignment Agreement among Mid-America Capital Partners, L.P. and Mid-America Apartments, L.P. and First Union Bank, and Morgan Stanley Mortgage Capital, Inc., and La Salle National Bank dated November 21, 1997

10.2** Form of Deed of Trust, Assignment of Leases and Rents and Security Agreement

10.3        Form of First Amendment to Cash Collateral Agreement

12.1*       Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1**      Consent of KPMG Peat Marwick L.L.P.

23.2**      Consent of KPMG Peat Marwick L.L.P.

23.3 Consent of Baker, Donelson, Bearman & Caldwell, a professional corporation (included in Exhibit 5.1)

23.4*       Consent of Cushman & Wakefield

23.5*       Consent of Creative Project Management, Inc.

24.1** Power of Attorney (included on the signature page of the Registration Statement)

25.1*       Statement of Eligibility and Qualification of Indenture Trustee on
            Form T-1
----------------
*  To be filed by amendment.

** Previously filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-42441, and incorporated by reference herein.

                                  SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on January 20, 1998.

                                    MID-AMERICA CAPITAL PARTNERS, L.P.
                                    a Delaware limited partnership (Registrant)

                                    By:  MAACP, Inc.
                                    Its:   General Partner

                                    By:/s/ SIMON R.C. WADSWORTH
                                           Simon R.C. Wadsworth, President

                                    By:/s/ LYNN A. JOHNSON
                                           Lynn A. Johnson, Secretary-Treasurer

                                    MID-AMERICA FINANCE, INC.,
                                    a Delaware corporation (Registrant)

                                    By:/s/ SIMON R.C. WADSWORTH
                                           Simon R. C. Wadsworth, President

                                    By:/s/ LYNN A. JOHNSON
                                           Lynn A. Johnson, Secretary-Treasurer

                               INDEX TO EXHIBITS

EXHIBITS
NUMBER       DESCRIPTION
------       -----------
 1.1*       Underwriting Agreement

 3.1**      Certificate of Limited Partnership of Mid-America Capital Partners,
            L.P.

 3.2** Limited Partnership Agreement between MAAC, Inc., as General Partner and Mid-America Apartments, L.P., a limited partner relating to the formation of Mid-America Capital Partners, L.P., a Delaware limited partnership

 3.3**      Certificate of Incorporation of MAACP, Inc.

 3.4**      Bylaws of MAACP, Inc.

 3.5**      Certificate of Incorporation of Mid-America Finance, Inc.

 3.6**      Bylaws of Mid-America Finance, Inc.

 4.1 Form of Restated Supplemental Indenture among Mid-America Capital Partners, L.P. and Mid-America Apartments, as issuer and La Salle National Bank, as Trustee

 4.2 Form of Trust Agreement between Mid-America Finance, Inc. as depositor and La Salle National Bank, as Trustee

 4.3*       Form of Certificate

 4.4        Form of Bond (included in Exhibit 4.1)

 5.1 Opinion of Baker, Donelson, Bearman & Caldwell, a professional corporation

10.1** Cash Collateral Account Security, Pledge and Assignment Agreement among Mid-America Capital Partners, L.P. and Mid-America Apartments, L.P. and First Union Bank, and Morgan Stanley Mortgage Capital, Inc., and La Salle National Bank dated November 21, 1997

10.2** Form of Deed of Trust, Assignment of Leases and Rents and Security Agreement

10.3        Form of First Amendment to Cash Collateral Agreement

12.1*       Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1**      Consent of KPMG Peat Marwick L.L.P.

23.2**      Consent of KPMG Peat Marwick L.L.P.

23.3 Consent of Baker, Donelson, Bearman & Caldwell, a professional corporation (included in Exhibit 5.1)

23.4*       Consent of Cushman & Wakefield

23.5*       Consent of Creative Project Management, Inc.

24.1** Power of Attorney (included on the signature page of the Registration Statement)

25.1*       Statement of Eligibility and Qualification of Indenture Trustee on
            Form T-1
-----------------
*  To be filed by amendment.

** Previously filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-42441, and incorporated by reference herein.